Exhibit (a)(ii)

ARTICLES OF AMENDMENT

OF

COHEN & STEERS MLP & ENERGY INCOME FUND, INC.

Changing its name to

COHEN & STEERS MLP INCOME AND ENERGY OPPORTUNITY FUND, INC.

Cohen & Steers MLP & Energy Income Fund, Inc., a Maryland corporation having its principal office in the State of Maryland in Baltimore, Maryland (hereinafter called the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The charter of the Corporation is hereby amended by striking out Article SECOND of the Articles of Incorporation and inserting in lieu thereof the following:

“SECOND: The name of the corporation (hereinafter called the “Corporation”) is Cohen & Steers MLP Income and Energy Opportunity Fund, Inc.”

SECOND: The foregoing charter amendment was duly approved by a majority of the entire Board of Directors of the Corporation in accordance with Section 2-603(c) of the Maryland General Corporation Law. No stock entitled to be voted on the matter was outstanding or subscribed for at the time of approval.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its Vice President and attested by its Assistant Secretary on January 22, 2013.

COHEN & STEERS MLP & ENERGY INCOME FUND, INC.

By:	/s/ Robert S. Becker
Robert S. Becker Vice President

ATTEST:

/s/ Tina M. Payne
Tina M. Payne Assistant Secretary

The UNDERSIGNED Vice President of Cohen & Steers MLP & Energy Income Fund, Inc., who executed on behalf of said Corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Amendment to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, all matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties for perjury.

/s/ Robert S. Becker
Robert S. Becker Vice President